EXHIBIT 4.12
[CONFORMED COPY]








INDIANAPOLIS POWER & LIGHT COMPANY

TO

AMERICAN NATIONAL BANK AND TRUST

COMPANY OF CHICAGO

Trustee





Forty-Second Supplemental Indenture





Dated as of October 1, 1995


ESTABLISHING FIRST MORTGAGE BONDS,

5.21% Series, Due 2023

TABLE OF CONTENTS*

of

FORTY-SECOND SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

                                                                									Page
Parties                                                                    1
Recitals                                                                   1
Section 1      Granting clauses                                            4
              		Part I   Electric Distributing Systems                     5
              		Part II  Steam and Hot Water Distributing Systems          5
              		Part III Indeterminate Permits and Franchises              6
              		Part IV  Other Property                                    6
              		General and after-acquired title                           6
Section 2      Designation of Fortieth series of bonds and kind and
              		 denominations thereof                                     7
       	       Designation of Company or American National Bank and Trust
	              Company of Chicago as paying agent                          8
       	       Purpose of bonds                                            8
               Redemption of bonds                                         8
       	       Exchange of bonds                                           9
       	       Transfer of bonds                                           9
	              Series limited to $40,000,000                               9
Section 3      Form of fully registered bond                              10
	              Form of Trustee's certificate on bonds                     12
Section 4      Temporary bonds                                            14
Section 5      Payments made hereunder; discharge of obligation;          14
       	       credits
Section 6      Annual Payments for Maintenance and Improvement Fund       15
Section 7      Compliance with Section 47 of Original Mortgage with
       	       respect to dividend restrictions                           15
Section 8      Acceptance of trusts by Trustee and conditions of
	              acceptance                                                 15

*Table of Contents is not part of the Forty-Second Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

                                                                									 Page
Section 9      Successors and assigns                                      16
Section 10     Limitation of rights hereunder                              16
Section 11     Compliance with terms, provisions and conditions of
       	       Mortgage                                                    16
Section 12     Execution in counterparts                                   16
Testimonium                                                                17
Signatures and Seals                                                       17
Acknowledgements                                                           18

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 1,
1995, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the ''Company,'' party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the ''Trustee,'' party of the second part;

	Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the ''Original Mortgage'' when referred to as existing prior to any supplement thereto or modification thereof, and the ''Mortgage'' when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

	Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of
May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1,
1972, as of March 15, 1973, as of February 15, 1974, as of August 15,
1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993, as of October 1, 1993, as of February 1, 1994 and as of January 15, 1995.

	Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

	Whereas, the Company has entered into a Loan Agreement, dated as of

October 1, 1995 (hereinafter called the ''Loan Agreement'') with the City of Petersburg, Indiana (the ''City''), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City's Pollution Control Refunding Revenue Bonds, Series 1985 (Indianapolis Power & Light Company Project) issued by the City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the ''Facilities''); and

	Whereas, the Company has secured a Municipal Bond Insurance Policy issued by AMBAC Indemnity Corporation (''AMBAC'') to secure the timely payment of principal and interest on the City of Petersburg Pollution Control Refunding Revenue Bonds, Adjustable Rate Tender Securities
(ARTS)SM, Series 1995B (Indianapolis Power & Light Company Project), due January 1, 2023 (the ''Series 1995B Bonds''); and

	Whereas, the Company will enter into an Insurance Agreement dated as of October 18, 1995 with AMBAC (the ''Insurance Agreement'') to evidence the reimbursement obligations of the Company to AMBAC for the payment by AMBAC of the principal of and interest on the Series 1995B
Bonds pursuant to the Municipal Bond Insurance Policy issued by AMBAC
(the ''Bond Obligations''); and

	Whereas, the Company has entered into an Interest Rate Swap Agreement, dated as of October 11, 1995 with AMBAC Financial Services Limited Partnership (hereinafter ''AFSLP''), (the ''Swap Agreement'') under which AFSLP will have an obligation to make payments to the Company equal to the variable rate interest payments on the Series 1995B Bonds, subject to adjustment in accordance with the terms of the Swap Agreement, and the Company will have an obligation to make payments to AFSLP equal to the fixed rate interest payment on the Company's 2023 PC Bond, as defined below, and such payments subject to a netting of those obligations in accordance with the terms of the Swap Agreement (to the extent amounts are owing by the Company after such netting, the ''Swap Obligations''); and

	Whereas, the Company has secured a Financial Guaranty Insurance Policy pursuant to which AMBAC insures the payment obligations of the Company pursuant to the Swap Agreement (the ''Swap Policy''); and

	Whereas, the Insurance Agreement also evidences the reimbursement obligations of the Company to AMBAC for any payments made pursuant to the Swap Policy; and

	Whereas, pursuant to the terms of the Swap Agreement and the Insurance Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Second Supplemental Indenture in order to evidence and secure amounts owing under the terms of the Swap Agreement and the Insurance Agreement; and

	Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its ''First Mortgage Bonds, 5.21% Series, due
2023'' (the bonds of said series being hereinafter sometimes referred to as the ''2023 PC Bond''), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

	Whereas, all things necessary to make the 2023 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Second Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

	Whereas, the execution and delivery by the Company of this Forty-Second Supplemental Indenture, and the terms of the 2023 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

	Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

	Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Second Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

	Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2023 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Second Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

	Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:


PART I.

ELECTRIC DISTRIBUTING SYSTEMS.

	All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


PART II.

STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

	All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


PART III.

INDETERMINATE PERMITS AND FRANCHISES.

	All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.


PART IV.

OTHER PROPERTY.

	All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

	Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

	Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated ''5.21% Series, due 2023'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on January 1, 2023, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall be payable on the dates, at the times and in the amounts required by the Swap Agreement and the Insurance Agreement; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of 5.21% and shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of amounts due hereunder, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

	The 2023 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

	The 2023 PC Bond will be issued to evidence and secure the reimbursement obligations of the Company to AMBAC under the Insurance Agreement for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure payments made by the Company to AFSLP under the Swap Agreement.

	Upon the notice and in the manner and with the effect provided in this Section 2, the 2023 PC Bond shall be redeemable prior to the maturity thereof in whole or in part at the times, and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

	The Company shall provide notice to the Trustee of a reduction, in whole or in part, in the notional amounts owing under the Swap
Agreement and a corresponding reduction, in whole or in part, in the outstanding principal amount of the Series 1995B Bonds, and the Trustee shall thereafter notify the holders of such event and request the holders to surrender their 2023 PC Bonds for cancellation; or, in the case of a partial reduction, surrender of the bonds in connection with the issuance of replacement bonds in denominations equal to the remaining notional amount owing under the Swap Agreement and the outstanding principal amount of the Series 1995B Bonds.

	At the option of the holder, the 2023 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.


	The 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Second Supplemental Indenture.

	Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2023 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

	The 2023 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000), together with interest at the per annum rate of 5.21% from the date of authentication to maturity, (such total obligation hereinafter referred to as the ''Stated
Amount'') and shall be issued under the provisions of Article VII of the Original Mortgage.

	Section 3. The 2023 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:


[form of face of 2023 pc bond]

	This First Mortgage Bond, 5.21% Series, due 2023 (hereinafter called the ''2023 PC Bond'') is not transferable except with the prior written consent of the Company, or to Indianapolis Power & Light Company.


INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, Due 2023
Due January 1, 2023

No. 1
$40,000,000

	INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay to AMBAC Indemnity Corporation the Bond Obligations (as defined in the hereinafter defined Indenture) and to AMBAC Financial Services, Limited Partnership the Swap Obligations (as defined in the hereinafter defined Indenture) payable on the dates and at the times required by the Insurance Agreement and the Swap Agreement (both as defined in the hereinafter defined Indenture) in lawful money of the United States of America; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of 5.21%. The amounts payable hereunder are subject to reduction in the manner described in the Indenture in the event of reductions in the Bond Obligations and the Swap Obligations. The amounts payable hereunder will be paid to the registered owner of this 2023 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.


	REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2023 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.


	No recourse shall be had for any amounts payable on this 2023 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

	This 2023 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the
Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

	In Witness Whereof, Indianapolis Power & Light Company has caused this 2023 PC Bond to be signed in its name by its President or its Treasurer, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


Indianapolis Power & Light Company


Dated
By
Treasurer

Attest:

By
Secretary


[form of trustee's certificate on 2023 pc bond]

Trustee's Certificate

	This 2023 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Second Supplemental Indenture thereto.


American National Bank and Trust Company of
Chicago
Trustee


By
Authorized Signature


[form of reverse side of 2023 pc bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, due 2023
Due January 1, 2023

	This 2023 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.21% Series, due 2023 (herein called the ''2023 PC Bond'') limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Forty-Second Supplemental Indenture dated as of October 1, 1995 (the ''Indenture''), all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

	This 2023 PC Bond evidences and secures the reimbursement obligations of the Company to AMBAC under the Insurance Agreement for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure certain payments made by the Company to AFSLP under the Swap Agreement. Anything herein to the contrary notwithstanding, all amounts constituting Settlement Amounts, as defined in the Swap Agreement, shall not be payable hereunder or secured hereby.

	This 2023 PC Bond is subject to redemption in whole or in part at the times and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

	With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2023 PC
Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of amounts owing hereunder without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

	No reference herein to the Mortgage, and no provision of this 2023 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, to pay, subject to the provisions of the Forty-Second Supplemental Indenture, all amounts owing under the Swap Agreement and the Insurance Agreement at the place, at the respective times and in the manner herein prescribed.

	This 2023 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

	This 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Second Supplemental Indenture.
[end of 2023 pc bond form]

	Section 4. Until the 2023 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2023 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Second Supplemental Indenture for a statement of such redemption prices.

	Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2023 PC Bond all amounts due and owing under the Swap Agreement or the Insurance Agreement up to the Stated Amount, at the dates and place and in the manner mentioned therein; provided, however, that:

	(a) the obligation of the Company hereunder to AFSLP shall be discharged upon termination of the Swap Agreement and payment of all amount owing thereunder; and

	(b) the obligation of the Company hereunder to AMBAC shall be discharged upon termination of the Swap Agreement together with the delivery to the Trustee under the Indenture of Trust dated as of October 1, 1995 between the City and Bank One, Indianapolis, NA, as Trustee, of a new First Mortgage Bond in the principal amount of the Series 1995B Bonds then outstanding.

Upon payment of all amounts owing hereunder, the 2023 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2023 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2023 PC Bond unless it has received (a) the bond for cancellation by it, or (b) certificates signed by duly authorized officers of AMBAC Indemnity or AFSLP specifying the amount of such payment or credit. In the absence of receipt by the Trustee of any 2023 PC Bond, any such certificates shall be controlling and conclusive.

	Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in
Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2023 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2023 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2023 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

	Section 7. The Company covenants that, so long as the 2023 PC Bond shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

	Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

	The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Second Supplemental Indenture or of the 2023 PC
Bond issued hereunder.

	Section 9. Whenever in this Forty-Second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

	Section 10. Nothing in this Forty-Second Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Second Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

	Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2023 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Second Supplemental Indenture.

	Section 12. This Forty-Second Supplemental Indenture is dated as of October 1, 1995, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

	In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its Vice-President or Treasurer, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank And Trust Company Of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


Indianapolis Power & Light Company,


/s/   Steven L. Meyer
By
Steven L. Meyer,
Treasurer

Attest:

/s/   Wendy V. Yerkes

Wendy V. Yerkes,
Assistant Secretary

American National Bank And Trust Company of
Chicago


/s/   Ronald B. Bremen
By
Ronald B. Bremen,
Vice-President

Attest:
(Seal)
/s/   Robert M. Selangowski

Robert M. Selangowski,
Assistant Secretary

State of Indiana
County of Marion
(
)
ss:


	On this 12th day of October, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came
Steven L. Meyer, Treasurer, and Wendy V. Yerkes, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Treasurer and Assistant
Secretary, respectively. Said Steven L. Meyer and Wendy V. Yerkes being by me severally duly sworn did depose and say that the said Steven L. Meyer resides in Marion County, Indiana and the said Wendy V. Yerkes resides in Marion County, Indiana; that said Steven L. Meyer is
Treasurer and said Wendy V. Yerkes is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

	In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.



/s/   Sandra L. Stewart

Sandra L. Stewart
Notary Public

My Commission Expires:
	July 24, 1998

My County of Residence is:
	Johnson

(Notarial Seal)
State of Illinois
County of Cook
(
)
ss:

	On this 12th day of October, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

	In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.



/s/   Bernadette G. Janairo

Bernadette G. Janairo
Notary Public

My Commission Expires:
	May 22, 1998

My County of Residence is:
	Cook

(Notarial Seal)

This instrument was prepared by
Bryan G. Tabler

RECORDING DATA

Forty-Second Supplemental Indenture Dated As of October 1, 1995


     County        Record           Page          Instr. No.   Recording
							       Date

Bartholomew        -                  -             95-010203    10/13/95
Boone              Mtg. Rec. 350      38                 9072    10/13/95
Daviess            Drawer No. 2       -               95-3816    10/13/95
		   Card No. 3912
Gibson             -                  -               95-5122    10/13/95
Greene             Mtg. Rec. X-12  1061-1082             5010    10/13/95
Hamilton           -                  -               9556076    10/13/95
Hancock            -                  -               9508516    10/13/95
Hendricks          Mtg. Rec. 661    513-534             17622    10/13/95
Johnson            -                  -              95018826    10/13/95
Knox               Mtg. Rec. 427     51                006500    10/13/95
Madison            -                  -               9518718    10/13/95
Marion             -                  -          1995-0130535    10/13/95
Monroe             Mtg. Rec. A789    142               514935    10/13/95
Morgan             Mtg. Rec. 621     418              9512402    10/13/95
Owen               Mtg. Rec. ER      320               107415    10/13/95
Pike               Mtg. Rec. 181   275-296            95-1927    10/13/95
Putnam             Mtg. Rec. 341     277                 6294    10/13/95
Shelby             Mtg. Rec. 353   382-403              06177    10/13/95
Sullivan           Mtg. Rec. 252     976               953195    10/13/95
Switzerland        Mtg. Rec. 94      191                 4699    10/13/95